UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 9, 2014

RUBICON TECHNOLOGY, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-33834	36-4419301
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

900 East Green Street Bensenville, Illinois	60106
(Address of principal executive offices)	(Zip Code)

(847) 295-7000

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On December 9, 2014, the Board of Directors of Rubicon Technology, Inc. (the “Company”) appointed William Weissman to serve as the Company’s Chief Executive Officer and President, effective immediately. Mr. Weissman has served as the Company’s Interim Chief Executive Officer and President since September 2014 and as the Company’s Chief Financial Officer since July 2007. Mr. Weissman’s biographical information is included in the Company’s Proxy Statement, which was filed with the SEC on April 30, 2014, and is incorporated herein by reference. Also on December 9, 2014, the Board of Directors appointed Mr. Weissman to serve as a member of the Company’s Board of Directors. Mr. Weissman is not expected to serve on any committees of the Board of Directors.

Also on December 9, 2014, the Board of Directors appointed Mardel A. Graffy to the position of Chief Financial Officer and Secretary, effective immediately. Ms. Graffy, age 54, joined the Company in January 2005 and has most recently served as the Vice President-Financial Operations, a position she was promoted to in September 2014. Prior to that, Ms. Graffy served as Vice President-Finance since July 2008, from December 2007 to June 2008, Ms. Graffy served as the Controller of the Company, and from January 2005 to November 2007, she served as the Director of Finance.

A copy of the press release issued by the Company on December 15, 2014 with respect to the foregoing matters is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits.

99.1	Press Release of the Company dated December 15, 2014.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

RUBICON TECHNOLOGY, INC.

Dated: December 15, 2014	By:	/s/ William F. Weissman
	Name:	William F. Weissman
	Title:	President and Chief Executive Officer

Index to Exhibits

Exhibit Number	Description of the Exhibit

99.1	Press Release of the Company dated December 15, 2014.

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